EXHIBIT 10.28

[AMD NOTE 3]

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$8,500,000.00	May 1, 2007	New York, New York

Interest Rate: 15% per annum (Section 4 below).

Maturity Date: May 1, 2012 (Section 5 below).

1. FOR VALUE RECEIVED, NATIONWIDE AUCTION FINANCE, LLC, a Delaware limited liability company (“Borrower”) promises to pay to the order of AXLE CAPITAL, LLC, a Delaware limited liability company, or its successors or assigns or its order (“Lender”) at Lender’s office in 3 Pickwick Plaza, Greenwich, Connecticut 06830, or at such other place as Lender from time to time may designate, the principal sum of Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) (the “Maximum Loan Amount”), or so much of that sum as may be advanced under this promissory note (this “Note”), plus interest as specified in this Note. This Note evidences a term loan (the “Loan”) made by Lender to Borrower. This Note relates to that certain Loan and Security Agreement, dated as of July 12, 2006, by and between Borrower and Lender (as amended, modified, restated and supplemented, the “Loan Agreement”). This Note amends and restates, and replaces in its entirety, those certain Secured Promissory Notes in favor of Lender identified on Exhibit A hereto.

2. Defined Terms.

(a) Defined terms herein shall have the same sense and meaning as used and defined in the Loan Agreement (as defined herein). Unless otherwise used or defined in the Loan Agreement, the following terms shall have the definitions set forth below:

“Banking Day” means a day other than a Saturday or a Sunday, on which the Federal Reserve Bank of New York is open for business.

“Borrower” has the meaning set forth in Section 1 herein.

“Code” means the New York Uniform Commercial Code.

“Collateral” means the property described on Exhibit B attached hereto, including all documents, chattel paper (including all accounts and rights of payment and obligations owing to Borrower together with all guaranties and security therefore), except to the extent that the granting of a security interest in any such property is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

“Default Rate” has the meaning set forth in Section 4(b)(i) herein.

“Event of Default” has the meaning set forth in Section 8 herein.

“Guarantor” means any guarantor or obligor of the obligations of Borrower or any obligor hereunder.

“Initial Cash Interest” has the meaning set forth in Section 4(a)(i)(l) herein.

“Initial Interest Rate” has the meaning set forth in Section 4 herein.

“Initial Period” has the meaning set forth in Section 4(a)(i)(l) herein.

“Initial PIK Interest” has the meaning set forth in Section 4(a)(i)(l) herein.

“Insolvency Proceeding” means any bankruptcy or other voluntary or involuntary proceeding, in or out of court.

“Lender” has the meaning set forth in Section 1 herein.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest, or other encumbrance.

“Loan” has the meaning set forth in Section 1 herein.

“Loan Agreement” has the meaning set forth in Section 1 herein.

“Loan Documents” means this Note, the Loan Agreement and all other documents related thereto, as such documents may be amended, modified, restated, and supplemented from time to time.

“Maturity Date” has the meaning set forth in Section 5 herein.

“Maximum Loan Amount” has the meaning set forth in Section 1 herein.

“Note” has the meaning set forth in Section 1 herein.

“Obligations” means all debt, principal, interest, expenses and other amounts owed to Lender by Borrower, any Guarantor, or any subsidiary of Borrower or any Guarantor pursuant to this Note, any guaranty by Borrower or Guarantors, any other agreement, or otherwise, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest, fees and expenses that accrue after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower, any Guarantor, or any Subsidiary to others that Lender may have obtained by assignment or otherwise.

“Ordinary Cash Interest” has the meaning set forth in Section 4(a)(i)(2).

“Ordinary Period” has the meaning set forth in Section 4(a)(i)(2).

“Security Instruments” has the meaning set forth in Section 3(c) herein.

(b) As used in this Note, the terms “Lender,” “holder” and “holder of this Note” are interchangeable, and “Lender” shall at all times mean and include a holder in due course. As used in this Note, the word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

3. Secured Obligation.

(a) Grant of Security Interest. Borrower hereby grants and pledges to Lender a continuing security interest in all presently existing and hereafter acquired or arising Collateral, to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under this Note, the Loan Agreement and other Loan Documents. Notwithstanding any termination of this Note or any other Loan Document, or Lender’s commitments hereunder, Lender’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

(b) Perfection of Security Interest. Borrower authorizes Lender to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Lender, at the request of Lender, all negotiable collateral and other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Note. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of a financing statement: Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Lender reasonably requests for Lender to (i) obtain an acknowledgment, in form and substance satisfactory to Lender, of the bailee that the bailee holds such Collateral for the benefit of Lender, (ii) obtain “control” of any Collateral consisting of investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Revised Article 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Lender. Borrower will not create or obtain any chattel paper without placing a legend on the chattel paper acceptable to Lender indicating that Lender has a security interest in the chattel paper. Borrower from time to time may deposit with Lender specific cash collateral to secure specific Obligations; Borrower authorizes Lender to hold such specific cash collateral in pledge and to decline to honor any drafts thereon or any request by Borrower or any other Person to pay or otherwise transfer any part of such cash collateral for so long as the specific Obligations are outstanding.

(c) Secured Obligation. Notwithstanding the foregoing, this Note is secured by certain other separate agreements and instruments (collectively, the “Security Instruments”), including without limitation the Loan Agreement. The Security Instruments encumber virtually all assets of Borrower, including without limitation the Collateral. This Note may also be secured by other collateral in addition to the Collateral and the Security Instruments. Some or all of the Loan Documents, including without limitation this Note and the Loan Agreement, contain provisions for the acceleration of the maturity of this Note.

4. Interest Rate.

(a) Non-Default Interest Rate.

(i) The unpaid principal balance of this Note from day to day outstanding, which is not past due, shall bear interest equal to the following rates for the following periods:

(1) from May 1, 2007, through May 31, 2010 (the “Initial Period”), (A) interest at a rate equal to twelve percent (12%) paid in cash per annum (the “Initial Cash Interest”), and (B) interest paid-in-kind at a rate equal to three percent (3%) per annum (the “PIK Interest,” and collectively with the Initial Cash Interest, the “Initial Interest Rate”); and

(2) from June 1, 2010, through May 1, 2012 (the “Ordinary Period”), interest at a rate equal to fifteen percent (15%) paid in cash per annum (the “Ordinary Cash Interest”).

(ii) Interest shall be calculated on the basis of a 360-day year and actual days elapsed.

(iii) The PIK Interest shall be added to the principal balance of the obligations hereunder monthly, on the first Business Day of each month, and thereafter shall bear interest at the then applicable rate.

(iv) Payments of interest hereunder shall be paid as set forth in Section 6 herein.

(b) Default Interest Rate.

(i) From and after the occurrence of an Event of Default, all Obligations (including all unpaid principal, accrued interest and any other sums outstanding hereunder), at the option of Lender, shall bear interest until paid in full at a rate per annum (the “Default Rate”) equal to the Interest Rate plus five percent (5%). Compounding of interest may result if outstanding interest hereunder accrues interest at the Default Rate.

(ii) From and after maturity of this Note (whether upon scheduled maturity, by acceleration or otherwise), all Obligations, including all unpaid principal, accrued interest and any other sums outstanding hereunder, shall bear interest until paid in full at the Default Rate. Compounding of interest may result if outstanding interest hereunder accrues interest at the Default Rate.

5. Maturity Date. The “Maturity Date” hereunder shall be the earlier date of either (a) May 1, 2012, or (b) the date of the occurrence of an Event of Default, or (c) the termination or maturity with respect to any other Loan Document.

6. Payments.

(a) Payment. Borrower shall pay to the order of Lender or its successors and assigns or its order, all principal, accrued interest and any other amounts due under this Note as follows:

1) Minimum Payments. Borrower shall make the following payments (subject to the Default Rate) with respect to this Note on the following dates and in the following amounts:

DATE	INSTALLMENT AMOUNT
Beginning on May 1, 2007, on the first day of each month thereafter through and including May 1, 2010.	Payments equal to one-month Initial Cash Interest.

Beginning on June 1, 2010, on the first day of each month thereafter through and including May 1, 2012.	Payments equal to (i) an installment of the outstanding principal (which shall include Initial PIK Interest that had accrued and was added to principal during the Initial Period) to be paid in 24 equal installments, (ii) Ordinary Cash Interest accruing for the prior month.

On the Maturity Date.	All outstanding principal, interest and other amounts due and payable under this Note.

2) Notwithstanding the foregoing, the outstanding unpaid principal balance and all accrued and unpaid interest under this Note shall be due and payable on the earlier of (y) the Maturity Date and (z) the date of termination of this Note, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under this Note shall constitute “Obligations” under the Loan Agreement. Borrower may make voluntary prepayments of principal with respect to this Note from time to time. Any such voluntary prepayments shall be applied to installments due thereunder in the inverse order of their maturity. Amounts repaid under this Note may not be reborrowed. Any voluntary prepayment of this Note made pursuant to this Section shall be accompanied by any and all accrued and unpaid interest on the total amount of principal as of the date of prepayment.

3) Borrower may elect to pay the Initial PIK Interest in cash rather than by having it added to the principal balance of the obligations hereunder (inclusive of any Initial PIK Interest theretofore so added).

(b) Terms of Payments. All payments shall be applied first to accrued and unpaid fees hereunder, then accrued and unpaid interest hereunder, then to principal, then to any other Obligation owed by Borrower to Lender, unless otherwise provided herein. All amounts payable under this Note are payable in lawful money of the United States during normal business hours, local time in the city in which this Note is payable, on a Banking Day. Checks constitute payment only when Lender receives actual funds.

(c) Prepayment. Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty.

7. Late Charge. If Lender has not received the full amount of any monthly payment, other than the final principal payment, by the end of ten (10) days after the date it is due, Borrower shall pay a late charge to Lender in the amount of five percent (5%) of the overdue payment. Borrower shall pay a late charge only once on any particular late payment.

8. Events of Default. The occurrence of any one of the following shall be a default under this Note and constitute an “Event of Default”:

(a) Borrower fails to perform any obligation under this Note or the Loan Agreement to pay principal, interest, or any other amount due hereunder; or

(b) Borrower fails to perform any other obligation under any Loan Document other than as provided in Section 8(a) herein, and does not cure that failure within 5 days after written notice from Lender; or

(c) An “Event of Default” (as defined in that document) occurs under any of the Loan Documents; or

(d) Borrower or any Guarantor becomes the subject of an Insolvency Proceeding.

9. Consequences Upon Event of Default. Upon an Event of Default, any obligation of Lender to make advances under this Note shall terminate, and at Lender’s option, exercisable in its sole discretion, all sums of principal, interest, and amounts due under this Note shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. An Even of Default hereunder shall constitute an Event of Default under the Loan Documents.

10. Fees. Borrower hereby agrees to pay all costs and expenses, including (without limitation) attorneys’ fees, incurred by Lender in connection with this Note, the Loan Agreement, the Loan Documents, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Loan Documents and all such documents and agreements, title insurance, and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Loan Documents. All unpaid fees and costs incurred hereunder shall constitute principal hereunder when incurred.

11. Reporting Requirements. Borrower shall deliver, or cause to be delivered, to the Lender, in form and detail acceptable to the Lender, such financial information as may be requested by Lender from time to time.

12. Arbitration; Insolvency Proceedings. If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Note, the Loan Agreement, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys’ fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower shall pay all of Lender’s costs and expenses, including attorneys’ fees, which may be incurred in enforcing or protecting Lender’s rights or interests. From the time(s) incurred until paid in full to Lender, all such sums shall bear interest at the Default Rate.

13. Governing Law. This Note is governed by the laws of the State of New York, without regard to the choice of law rules of that State.

14. Additional or Substitute Security. Lender may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower or any Guarantor and without affecting the liability of Borrower or any Guarantor.

15. No Waiver by Lender. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Lender’s rights, or of any breach, default or failure of condition of or under this Note. No waiver by Lender of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender. All of Lender’s remedies in connection with this Note or under applicable law shall be cumulative, and Lender’s exercise of any one or more of those remedies shall not constitute an election of remedies.

16. Successors and Assigns; Transfer by Lender. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Lender; provided, however, Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Lender in each instance. Lender in its sole and absolute discretion may, at any time, sell, transfer, or assign this Note, any other Loan Document, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage or debt pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Lender is hereby authorized to disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for this Note and credit or other information on Borrower, any of its principals and any guarantor of this Note, to any actual or prospective assignee or participant with respect to the Loan, to any of Lender’s affiliates, to any regulatory body having jurisdiction over Lender, and to any other parties as necessary or appropriate in Lender’s reasonable judgment. If Lender so requests, Borrower shall sign and deliver a new note to be issued in exchange for this Note.

17. Joint and Several Liability. If more than one person or entity are signing this Note as Borrower or is otherwise obligated, their obligations under this Note shall be joint and several. If Borrower is a partnership, such Borrower and each of such Borrower’s constituent general partners shall be jointly and severally liable to Lender for Borrower’s obligations under this Note.

18. Authorization. Borrower has caused this Note to be executed by each of their officers, who were duly authorized and directed to do so by a resolution of its Board of Directors or manager(s) and/or member(s) (as the case may be) which was duly passed and adopted by the requisite number of members of the Board of Directors or manager(s) and/or member(s) (as the case may be) at a meeting which was duly called, noticed, and held, or as permitted in the by laws or operative documents.

19. Loan Funding. Any and all Loan funds shall be disbursed by Lender in its sole direction upon terms and conditions acceptable to Lender.

20. Waiver of Jury Trial. To the extent not prohibited by law, Borrower knowingly and intentionally waive the right, which the party may have, to a trial by jury with respect to any litigation arising from the Loan, or any other agreement executed in conjunction with the Note, the Loan Agreement and other Loan Documents. Borrower and Lender each acknowledge that this section has either been brought to the attention of each party’s legal counsel or that each party had the opportunity to do so.

21. Venue. Borrower consents and agrees that the state or federal courts located in New York, New York, or such other jurisdiction selected by Lender in its discretion shall have jurisdiction to hear and determine any claims or disputes between pertaining to this Note or any other Loan Document or to any matter arising out of or related to this Note or any of the other Loan Documents; provided that nothing in this Note shall be deemed or operate to preclude Lender from bringing a suit or taking other legal action in any other jurisdiction with respect the Obligations, the collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consent in advance to such jurisdiction in any action or suit commenced in any such court.

[Signature(s) on the following page]

Executed as of May 1, 2007.

ADDRESS FOR NOTICES:	BORROWER:

Nationwide Auction Finance, LLC	NATIONWIDE AUCTION FINANCE, LLC,
27081 Aliso Creek Road, Suite 200	a Delaware limited liability company
Aliso Viejo, CA 92656

By:
Greg O’Neill
President

Agreed and accepted:

Executed as of May 1, 2007.

LENDER’S ADDRESS FOR NOTICES:	AXLE CAPITAL, LLC,

Axle Capital, LLC	By:	SAGECREST, LLC, its Manager,
3 Pickwick Plaza
Greenwich, Connecticut 06830		By:	WINDMILL MANAGEMENT, LLC,
its Manager

By:
Philip Milton
Manager

S-1

(Amended and Restated Secured Promissory Note)

EXHIBIT A

DEBTOR:	NATIONWIDE AUCTION FINANCE, LLC
SECURED PARTY:	AXLE CAPITAL, LLC
NOTE DATE:	May 1, 2007
NOTE AMOUNT:	$8,500,000

SECURED PROMISSORY NOTES

DATE	ORIGINAL PRINCIPAL AMOUNT	BORROWER
11/15/06	$971,000	Nationwide Auction Finance, LLC
12/20/06	$1,035,000	Nationwide Auction Finance, LLC
2/9/07	$750,000	Nationwide Auction Finance, LLC
3/8/07	$538,951	Nationwide Auction Finance, LLC
3/16/07	$840,365	Nationwide Auction Finance, LLC
3/23/07	$516,700	Nationwide Auction Finance, LLC
3/23/07	$450,519.29	Nationwide Auction Finance, LLC
3/27/07	$403,864.98	Nationwide Auction Finance, LLC
3/28/07	$588,590	Nationwide Auction Finance, LLC
4/4/07	$552,750	Nationwide Auction Finance, LLC

Exhibit A

EXHIBIT B

DEBTOR:	NATIONWIDE AUCTION FINANCE, LLC
SECURED PARTY:	AXLE CAPITAL, LLC
NOTE DATE:	May 1, 2007
NOTE AMOUNT:	$8,500,000

COLLATERAL DESCRIPTION ATTACHMENT TO

SECURED PROMISSORY NOTE

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all Accounts (as defined in the Code) (including health-care-insurance receivables), Chattel Paper (as defined in the Code) (including tangible and electronic chattel paper and including all Chattel Paper (as defined in the Code) and all rights of payment and obligations owing to Borrower thereunder together with all guaranties and security therefor), Deposit Accounts (as defined in the Code), documents (including negotiable documents), Equipment (as defined in the Code) (including all accessions and additions thereto), General Intangibles (as defined in the Code) (including payment intangibles and software), all of Borrower’s rights to any and all Motor Vehicles, goods (including fixtures), instruments (including promissory notes), Inventory (as defined in the Code) (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), Investment Property (as defined in the Code) (including securities and securities entitlements), Letter of Credit Rights (as defined in the Code), money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b) all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the foregoing, or any parts thereof or any underlying or component elements of any of the foregoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of copyright;

(c) all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Secured Party to sue in its own name and/or in the name of the Debtor for past, present and future infringements of trademark;

(d) all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties,

Exhibit B

1

damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Secured Party for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.

Exhibit B

2